UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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BAB, Inc

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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BAB, Inc.

500 Lake Cook Road, Suite 475

Deerfield, Illinois 60015

(847) 948-7520

April 13, 2009

Dear Shareholder:

You are cordially invited to attend the Company’s Annual Meeting of Shareholders to be held at 11:00 a.m. on Thursday, May 21, 2009, in the Conference Center, located at 540 Lake Cook Road (within The Corporate 500 Centre complex), Deerfield, IL 60015.

You are being asked to elect the four members to the Board of Directors and to ratify the appointment of the independent registered public accounting firm for the year ending November 30, 2009. We hope that these proposals will be adopted at the Annual Meeting.

We look forward to greeting personally those of you who are able to be present at the Meeting. However, whether or not you plan to attend, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

Very truly yours,

Michael W. Evans

President and Chief Executive Officer

BAB, Inc.

500 Lake Cook Road, Suite 475

Deerfield, Illinois 60015

(847) 948-7520

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 21, 2009

To the Shareholders of BAB, Inc.:

The Annual Meeting of shareholders of BAB, Inc. (the "Company") will be held at 11:00 a.m. on Thursday May 21, 2009, in the Conference Center located at 540 Lake Cook Road (within the Corporate 500 Centre complex), Deerfield, IL 60015, for the following purposes:

1.	To elect four directors to serve for a one-year term expiring when their successors are elected and qualified at the next annual meeting.

2.	To act upon a proposal to ratify the appointment of Frank L. Sassetti & Co. as independent registered public accounting firm of the Company for the fiscal year ending November 30, 2009.

3.	To transact such other business as may properly come before the Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on April 2, 2009, as the record date for the determination of shareholders entitled to vote at the Annual Meeting and to receive notice thereof. The transfer books of the Company will not be closed.

A PROXY STATEMENT AND FORM OF PROXY ARE ENCLOSED. SHAREHOLDERS ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

By Order of the Board of Directors

Michael K. Murtaugh
Vice President and General Counsel
April 13, 2009

General Information	1.

Record Date and Voting	2.

Principal Shareholders and Ownership of Management	3.

Proposal 1 – Election of Directors	4.

Management	5.

Executive and Director Compensation	7.

Indemnification of Directors and Officers	9.

Section 16(a) Beneficial Ownership Reporting Compliance	10.

Certain Transactions	10.

Audit Committee	11.

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm	12.

Proposal for Fiscal 2009 Annual Meeting	12.

Available Information	12.

Appendix I

BAB, Inc.

500 Lake Cook Road, Suite 475

Deerfield, IL 60015

(847) 948-7520

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 21, 2009

GENERAL INFORMATION

This proxy statement is furnished to shareholders by the Board of Directors of BAB, Inc. (the "Company") for solicitation of proxies for use at the Annual Meeting of Shareholders at 11:00 a.m. on Thursday, May 21, 2009, in the Conference Center located at 540 Lake Cook Road (within the Corporate 500 Centre complex), Deerfield, IL 60015, and all adjournments thereof for the purposes set forth.  The Board of Directors is not currently aware of any other matters that may or could properly come before the Meeting.

Shareholders may revoke proxies before exercise by submitting a later dated proxy or by voting in person at the Annual Meeting. Unless a shareholder gives contrary instructions on the proxy card, proxies will be voted at the Meeting (i) for the election of the nominees named herein and on the proxy card to the Board of Directors; (ii) for the appointment of Frank L. Sassetti & Co. as independent registered public accounting firm of the Company; and (iii) in the discretion of the proxy holder as to other matters which may properly come before the Meeting. This proxy statement and the enclosed proxy are being mailed to the shareholders of the Company on or about April 13, 2009.

Please read the proxy carefully. You will find additional information about the Company in the most recent 10-KSB enclosed, which includes the audited consolidated financial statements for the year ended November 30, 2008.

The Company will make arrangements with brokerage houses, other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. To ensure adequate representation of shares at the Meeting, officers, agents and employees of the Company may communicate with shareholders, banks, brokerage houses and others by telephone, facsimile, or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company.

RECORD DATE AND VOTING

The Board of Directors has fixed April 2, 2009 as the record date for the determination of shareholders entitled to vote at the Annual Meeting. As of the close of business on the record date, there were outstanding 7,263,508 shares of Common Stock, $0.001 par value, which is the only outstanding class of stock of the Company. All matters being voted upon by the shareholders require a majority vote of the shares represented at the Annual Meeting either in person or by proxy, except for election of directors, which is by plurality vote in the event of more nominees than positions (i.e. the four nominees receiving the highest number of votes would be elected).

The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of the Company’s Common Stock entitled to vote constitutes a quorum for the transaction of business. Shares voted as abstentions and broker non-votes on any matter (or a "withheld authority" vote as to directors) will be counted as present and entitled to vote for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but will not be deemed to have been voted in favor of such matter. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner and the broker indicates that it does not have discretionary authority to vote certain shares on that matter.

BOARD RECOMMENDATIONS

The Board of Directors recommends a vote FOR election of each nominee for director named herein, and FOR ratification of the appointment of Frank L. Sassetti & Co. as independent registered public accounting firm. It is intended that proxies solicited by the Board of Directors will be voted FOR each nominee and FOR each such other proposals unless otherwise directed by the shareholder submitting the proxy.

PRINCIPAL SHAREHOLDERS AND OWNERSHIP OF MANAGEMENT

The following table sets forth as of April 2, 2009, the record and beneficial ownership of Common Stock held by (i) each person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company; (ii) each current director; (iii) each "named executive officer" (as defined in Regulation S-B, item 402 under the Securities Act of 1933); and (iv) all executive officers and directors of the Company as a group. Securities reported as "beneficially owned" include those for which the named persons may exercise voting power or investment power, alone or with others. Voting power and investment power are not shared with others unless so stated. The number and percent of shares of Common Stock of the Company beneficially owned by each such person as of April 2, 2009, includes the number of shares which such person has the right to acquire within sixty (60) days after such date.

Name and Address	Shares	Percentage
Michael W. Evans 500 Lake Cook Road Deerfield, IL 60015	2,839,946 (1)(2)(3)(4)	38.34
Michael K. Murtaugh 500 Lake Cook Road Deerfield, IL 60015	2,698,533 (1)(2)(4)(5)	36.44
Holdings Investment, LLC 220 DeWindt Road Winnetka, IL 60093	2,096,195 (1)	28.30
Jeffrey M. Gorden 500 Lake Cook Road Deerfield, IL 60015	92,500(6)	1.25
Steven G. Feldman 750 Estate Drive, Suite 104 Deerfield, IL 60015	40,000 (7)	.54
James A. Lentz 1415 College Lane South Wheaton, IL 60187	34,932 (8)	.47
All executive officers and directors as a group (5 persons)	3,609,716 (1)(2)(3)(4)(5)(6)(7)(8)	48.74

(1) Includes all shares held of record by Holdings Investment, LLC. Messrs. Evans and Murtaugh are members and managers of the LLC and together control all voting power of the stock owned by the LLC.
(2) Includes 40,000 stock options fully exercisable within 60 days of April 2, 2009.
(3) Includes 3,500 shares inherited by spouse.
(4) Includes 22,222 shares held by children.
(5) Includes 5,004 shares held in an IRA.
(6) Includes 12,833 stock options fully exercisable within 60 days of April 2, 2009.
(7) Includes 30,000 stock options fully exercisable within 60 days of April 2, 2009.
(8) Includes 20,000 stock options fully exercisable within 60 days of April 2, 2009.

PROPOSAL 1
_______________

ELECTION OF DIRECTORS

The Bylaws of the Company provide that the number of directors shall be fixed from time to time by resolution of the shareholders subject to increase by the Board of Directors. The directors elected at this Annual Meeting, and at annual meetings thereafter unless otherwise determined by the Board or the shareholders, will serve a one-year term expiring upon the election of their successors at the next annual meeting. The four persons designated by the Board of Directors as nominees for election as directors at the Annual Meeting are Michael W. Evans, Michael K. Murtaugh, Steven G. Feldman and James A. Lentz. Messrs. Evans, Murtaugh, Feldman and Lentz are currently members of the Board of Directors. Mr. Feldman and Mr. Lentz are considered independent directors for Audit Committee purposes as outlined in SEC regulations.

In the event any nominee should be unavailable to stand for election at the time of the Annual Meeting, the proxies may be voted for a substitute nominee selected by the Board of Directors.

See "Management" for biographical information concerning Messrs. Evans and Murtaugh, who are employees of the Company. The following biographical information is furnished with respect to each of the nominees.

Steven G. Feldman became a director of the Company in May 2003. Mr. Feldman is the managing principal of Graphtech Systems, L.L.C., a Chicago-based technology firm specializing in networking, consulting and supporting technology for Education, Graphic Arts and Corporate clients since 1998. During 1997 and 1998, he was a partner at Friedman Eisenstein Raemer and Schwartz, LLP, providing technology consulting services for the firm’s clients. From 1987 until 1997 he was the managing partner for Automated Offices, Ltd., a computer consulting firm. He is a graduate of the University of Illinois at Urbana-Champaign and he is a Certified Public Accountant. Mr. Feldman is a frequent speaker on "Controlling the Total Cost of Ownership of Technology" and other related topics.

James A. Lentz became a director of the Company in May 2004. From 1971 until 2008, Mr. Lentz was a business professor for Moraine Valley Community College (MVCC). During his tenure at MVCC, Mr. Lentz taught a variety of business related classes, including accounting, finance and marketing. In addition, Mr. Lentz has 10 years of experience in the food industry, including holding the position of Director of Franchise Training for BAB Systems, Inc. from 1992 through 1996. Mr. Lentz received both his undergraduate degree and a Masters in Business Administration from Northern Illinois University.

MANAGEMENT

Directors and Executive Officers

The following tables set forth certain information with respect to each of the Directors and Executive Officers of the Company and certain key management personnel.

Directors and Executive Officers	Age	Position Held with Company
Michael W. Evans	52	Chief Executive Officer, President and Director
Michael K. Murtaugh	64	Vice President, General Counsel and Director
Jeffrey M. Gorden	53	Chief Financial Officer and Treasurer
Steven G. Feldman	52	Director
James A. Lentz	61	Director

Michael W. Evans has served as Chief Executive Officer and Director of the Company since January 1993 and is responsible for all aspects of franchise development and marketing, as well as all corporate franchise sales performance and operations programs. In February 1996, he was appointed President. Mr. Evans has over 22 years of experience in the food service industry.

Michael K. Murtaugh joined the Company as a Director in January 1993 and was appointed Vice President and General Counsel in January 1994. Mr. Murtaugh is responsible for dealing directly with state franchise regulatory officials, for the negotiation and enforcement of franchise and area development agreements and for negotiations of acquisition and other business arrangements. Before joining the Company, Mr. Murtaugh was a partner with the law firm of Baker & McKenzie, where he practiced law from 1971 to 1993. He also currently serves as Vice President and Secretary of American Sports Enterprises, Inc., which owns a controlling interest in the Kane County Cougars, a minor league baseball team.

Jeffrey M. Gorden joined the Company as its Chief Financial Officer and Treasurer in April 2001 and is responsible for accounting, financial reporting, risk management and human resource administration. Mr. Gorden is a Certified Public Accountant. From 1977 to 1979, Mr. Gorden was with Ernst & Young. From 1979 to 1994 he held internal auditing leadership roles at several Fortune 500 companies. From 1995 to 2001, he held senior financial management roles, the last being at Arrow Financial Services, LLC in Lincolnwood, Illinois.

The Board of Directors had two standing committees during the last fiscal year, the Compensation Committee and the Audit Committee.

The Compensation Committee has three members, Steven G. Feldman, James A. Lentz and Michael W. Evans, the first two being non-employee directors. The function of the Compensation Committee is to set the compensation for the Executive Officers and to recommend the compensation to the Board of Directors for approval.  The Compensation Committee met once during the year and all members were in attendance.

The Audit Committee has two members, Steven G. Feldman and James A. Lentz, both are non-employee directors. The function of the Audit Committee is to interact with the independent registered public accounting firm of the Company and to recommend to the Board of Directors the appointment of the independent registered public accounting firm. The Audit Committee met four times during the year and all members were in attendance.

The Board of Directors met three times during fiscal year 2008 and all members were in attendance.

Director Compensation

Each non-employee director of the Company is paid an annual retainer of $1,000 and $300 for every Board and/or Committee Meeting.

EXECUTIVE COMPENSATION

The following table sets forth the cash compensation by executive officers that received annual salary and bonus compensation of more than $100,000 during years 2008 and 2007 (the "Named Executive Officers"). The Company has no employment agreements with any of its executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation (S)	Non-qualified deferred compensation earnings (S)	All other compensation ($)	Total ($)
Michael W. Evans President and CEO	2008	249,831	57,187	-			-	29,239	336,257
	2007	249,831	64,761	-			-	32,066	346,658

Michael K. Murtaugh Vice President and General Counsel	2008	187,380	42,891	-			-	23,383	253,654
	2007	187,380	48,572	-			-	26,299	262,251

Jeffrey M Gorden Chief Financial Officer	2008	133,686	8,800	-			-	-	143,120
	2007	133,686	11,000	-			-	634	145,320

The following tables set forth any stock or stock options awarded to executive officers that that are exercisable and not yet exercised or unexercisable as of November 30, 2008:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Michael W. Evans President and CEO	20,000		-	.97	2015
		20,000	-	1.27	2016
		50,000	-	1.25	2016

Michael K. Murtaugh Vice President and General Counsel	20,000		-	.97	2015
		20,000	-	1.27	2016
		50,000	-	1.25	2016

Jeffrey M Gorden Chief Financial Officer	1,833		-	.51	2014
	6,000		-	.88	2015
		5,000	-	1.15	2015
		25,000	-	1.25	2016

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
(Continued)

Name	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Michael W. Evans President and CEO	-	-	-	-
	-	-	-	-

Michael K. Murtaugh Vice President and General Counsel	-	-	-	-
	-	-	-	-

Jeffrey M Gorden Chief Financial Officer	-	-	-	-
	-	-	-	-

The following table sets forth any compensation paid to directors during fiscal year ended November 30, 2008:

DIRECTOR COMPENSATION
Compensation for fiscal year ended November 30, 2008

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Non-qualifies deferred compensation earnings ($)	All other compensation ($)	Total ($)
Steven Feldman	2,800	-	-	-	-	-	2,800

James Lentz	2,800	-	-	-	-	-	2,800

Indemnification of Directors and Officers

The Company's Certificate of Incorporation limits personal liability for breach of fiduciary duty by its directors to the fullest extent permitted by the Delaware General Corporation Law ("Delaware Law"). Such Certificate eliminates the personal liability of directors to the Company and its shareholders for damages occasioned by breach of fiduciary duty, except for liability based on breach of the director's duty of loyalty to the Company, liability for acts or omissions not made in good faith, liability for acts or omissions involving intentional misconduct, liability based on payments of improper dividends, liability based on violation of state securities laws and liability for acts occurring prior to the date such provision was added. Any amendment to or repeal of such provisions in the Company's Articles of Incorporation shall not adversely affect any right or protection of a director of the Company with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

In addition to Delaware Law, the Company's Bylaws provide that officers and directors of the Company have the right to indemnification from the Company for liability arising out of certain actions to the fullest extent permissible by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to such indemnification provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater than ten percent (10%) beneficial owners are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

Based upon a review of the copies of such forms furnished to the Company, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors were met for the fiscal year ended November 30, 2008.

CERTAIN TRANSACTIONS

The following information relates to certain relationships and transactions between the Company and related parties, including officers and directors of the Company. It is the Company's policy that it will not enter into any transactions with officers, directors or beneficial owners of more than 5% of the Company's Common Stock, or any entity controlled by or under common control with any such person, on terms less favorable to the Company than could be obtained from unaffiliated third parties and all such transactions require the consent of the majority of disinterested members of the Board of Directors.

No aforementioned transactions were entered into during the fiscal year ended November 30, 2008.

Audit Committee

The following is a report of the Audit Committee.  The Audit Committee consists of two members, who are both independent directors.  The two independent directors comply with the definition of "independent directors" as required by current law and regulations. The Audit Committee has adopted a written Audit Charter.  See Appendix I in this document for the Charter in its entirety.

Report of Audit Committee

 To the Board of Directors of BAB, Inc.:

We have reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended November 30, 2008. We ascertain that we meet the criteria as required by the SEC for independent directors.

We have discussed with Frank L. Sassetti & Co., the Company's independent registered public accounting firm, the matters required to be discussed by AU 380, Communications with Audit Committees.

We have received and reviewed the written disclosures and the letter from Frank L. Sassetti & Co. required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and have discussed with Frank L. Sassetti & Co. its independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended November 30, 2008.

Fees for audit services provided by Frank L. Sassetti & Co. for fiscal 2008 amounted to $60,600.  Tax compliance services were provided by Frank L. Sassetti & Co. during 2008 for the fiscal year ended November 30, 2007 and totaled $11,000.

We recommend to the Board of Directors that the firm of Frank L. Sassetti & Co. be retained for fiscal 2009 as the firm’s independent registered public accounting firm and we believe that the payments made to Frank L. Sassetti & Co. are reasonable.

/s/ Steven G. Feldman

/s/ James A. Lentz

PROPOSAL 2
_______________

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors, upon recommendation of the Audit Committee, has appointed Frank L. Sassetti & Co., an independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending November 30, 2009. If the shareholders fail to ratify such appointment, the Board of Directors will select another firm to perform the required audit services. A representative of Frank L. Sassetti & Co. is expected to be present at the shareholders meeting with the opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions.  For the fiscal year ending November 30, 2008, fees for audit services provided by Frank L. Sassetti & Co. totaled $60,600.  Fees for audit services provided by Frank L. Sassetti & Co. for fiscal 2007 amounted to $54,000 and fees for audit services provided by McGladrey and Pullen, LLP amounted to $20,500.  Tax compliance services provided by L. Sassetti & Co. for the fiscal year ending November 30, 2007 performed in fiscal 2008 totaled $11,000.  RSM McGladrey provided tax compliance services in 2007 with fees billed amounting to $18,300.

PROPOSALS FOR FISCAL 2009 ANNUAL MEETING

It is currently anticipated that the next meeting, for the fiscal year ending November 30, 2009 (the "2009 Annual Meeting") will be held in May, 2010. Shareholders who intend to submit proposals for inclusion in the 2009 Proxy Statement and Proxy for shareholder action at the 2009 Annual Meeting must do so by sending the proposal and supporting statements, if any, to the Company at its corporate offices no later than December 15, 2009.

Additionally, if the Company receives notice of a shareholder proposal after February 15, 2010, the proposal will be considered untimely pursuant to SEC Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board of Directors of the Company may exercise discretionary voting power with respect to the proposal.

AVAILABLE INFORMATION

Copies of the Company’s Annual Report on Form 10-KSB will be sent without charge to any shareholder requesting the same in writing from: BAB, Inc., Attention: Investor Relations, 500 Lake Cook Road, Suite 475, Deerfield, IL 60015, Phone (847) 948-7520.

By Order of the Board of Directors

Michael K. Murtaugh
Vice President and General Counsel
Dated: April 13, 2009
Deerfield, Illinois

Appendix I

BAB, INC.
AUDIT COMMITTEE CHARTER
MAY 23, 2008

I.     PURPOSE

The primary function of the Audit Committee (Committee) is to assist the Board of Directors (Board) in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information to be provided by the Company to any governmental body or the public, reviewing the Company’s systems of accounting internal control and reviewing the Company’s accounting and financial reporting processes.  The Committee’s primary duties and responsibilities are to:

▪
Be directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm (independent auditors) engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.  The independent auditors report directly to the Committee.

▪
Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

▪	Engage independent counsel and other advisors as it deems necessary to carry out its duties.

▪	Monitor the Company’s financial reporting process and internal control system and recommend changes to the Board.

While the Committee shall have the responsibilities and powers set forth in this Charter, it shall not be the duty of the Committee to plan or conduct audits, or to determine whether the Company’s financial statements are complete, accurate or in accordance with generally accepted accounting principles (GAAP).  These are the responsibilities of the Company’s management.

The Committee will primarily fulfill these responsibilities by carrying out the specific activities enumerated in Section IV of this Charter.

II.     COMPOSITION

The Committee shall be comprised of at least two directors elected by the Board, each of whom shall be an independent director, as defined by current laws and regulations.  All members of the Committee will be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his independent judgment as a member of the Committee.  All members of the Committee shall be financially literate and at least one member of the Committee shall be designated as a “financial expert” as defined by current laws and regulations.  The Committee may hire independent counsel or other consultants as necessary to fulfill its duties.

The members of the Committee shall be elected by the Board at the annual meeting of the shareholders and shall serve until their successors shall be duly elected and qualified.

III.     MEETINGS

The Committee shall meet at least four times annually which typically would be prior to issuance of the Company’s quarterly and annual financial statements to the public.  The Committee can meet more often as circumstances dictate.  Meetings may be executed by conference calls and/or via email of correspondence to/from the Company’s management and independent auditors.  The Committee may ask members of management or others to attend the meetings and provide pertinent information as necessary.

IV.     RESPONSIBILITIES

To fulfill its responsibilities and duties the Committee shall:

1.	Review and recommend amendments to this Charter periodically as conditions dictate.

2.
Recommend to the Board the selection, retention or dismissal of the independent auditors (considering independence, effectiveness and cost) and approve the fees and other compensation to be paid to the independent auditors.

3.	Conduct investigations to resolve disagreements, if any, between management and the Company’s independent auditor.

4.
Pre-approve all audit and non-audit services, including the scope and timing, fees and terms thereof, to be performed for the Company by the independent auditors to the extent required by and in the manner consistent with applicable law.

5.	Review the representations made by management to the independent auditor via review of the Management Representation letter.

6.	Advise the independent auditors that they are ultimately accountable to the Board of Directors and the Committee.

7.
Review the Company’s annual and quarterly financial statements as well as the reports, opinions or reviews rendered by the independent auditors in connection with such financial statements and discuss them as necessary with the Company’s management and independent auditors prior to public filing.

8.	Consult quarterly with the Company’s management and the independent auditors as to the quality, not just the acceptability, of Company’s accounting principles as applied to its financial reporting.

9.	Consult annually with the independent auditors relative to the Company’s internal controls.

10.
Based on review of the annual financial statements, the accompanying Report of Independent Auditors and discussions with the independent auditors, recommend (or do not recommend) the inclusion of the annual financial statements in the Company’s Annual Report on Form 10-KSB.   As part of this review, examine the independent auditors’ audit adjustments as well as the schedule of adjustments passed.

11.
On an annual basis, obtain and review a formal written statement from the independent auditors disclosing relationships with and services provided to the Company which may affect their objectivity and independence.

12.
Discuss with the independent auditors and management, the integrity of the Company’s financial reporting processes, both internal and external, and oversee management’s development of and adherence to a sound system of internal accounting controls over financial reporting.

13.	Consider, and if appropriate, recommend to the Board changes to the Company’s accounting principles and practices as suggested by the independent auditors or management.

14.
Inquire of management and the independent auditors about the significant risks or exposures facing the Company and assess management’s actions and proposals to minimize such risks and periodically review compliance with such steps.

15.
Review with management and the independent auditor the critical accounting policies and procedures used by the Company and any alternative treatments within GAAP that have been discussed with management and the ramifications of each alternative.

16.	Review with management and the independent auditor the basis for and reasonableness of the critical accounting estimates used by the Company.

17.	Review management’s certifications on internal controls over financial reporting in public filings on Forms 10QSB and 10KSB.

18.	Inquire of management as to status of its compliance with Sarbanes-Oxley and of the independent auditors’ role in review and testing of such compliance as required.

19.	Review with the CFO and independent auditors the independent auditors’ Management Letter if applicable and Company management’s response to ensure significant findings are adequately addressed.

20.	Review with management and the independent auditors the effect of current as well as proposed regulatory and accounting pronouncements and initiatives as well as any off-balance-sheet arrangements.

21.
Review with management and the independent auditors any significant deficiencies or material weaknesses in internal control over financial reporting, serious difficulties or disputes with management encountered during the annual audit and other matters required to be discussed by AU 380, Communication with Audit Committees.

22.	Inquire of management if they are aware of any noncompliance with laws and regulations, with the Company’s own accounting policies and procedures and with the Company’s Code of Conduct.

23.	Periodically review the Company’s Code of Conduct to ensure it’s adequate and up-to-date and there is a method to ensure it’s being complied with.

24.
Review the procedures for receipt, retention and treatment of complaints, including confidential, anonymous submissions by employees received by the Company regarding accounting, internal controls or other matters that may be submitted by internal and external parties to the Company.